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                                                                     EXHIBIT 5


              [BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD]


                                November 9, 1998



P. H. Glatfelter Company
228 S. Main Street
Spring Grove, PA 17362

            Re: P. H. Glatfelter Company 401(k) Savings Plan for Neenah Hourly Employees -
                  Registration Statement on Form S-8


Gentlemen:

            We have acted as counsel to P. H. Glatfelter Company (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of interests in the P. H. Glatfelter Company 401(k) Savings Plan for Neenah Hourly Employees (the "Plan") and 60,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable thereunder.

            In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

            Based on the foregoing, we are of the opinion that (i) the interests created pursuant to the Plan will be legal and binding obligations of the Company and (ii) the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.
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P. H. Glatfelter Company
November 9, 1998
Page 2




            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

            This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.


                                Very truly yours,


                                /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                ---------------------------------------------
                                Ballard Spahr Andrews & Ingersoll, LLP